Western Alliance Reports Fourth Quarter 2014 Net Income of $40.4 million, or $0.46 Per Share; Full Year Net Income of $148.0 million, or $1.67 Per Share
PHOENIX--(BUSINESS WIRE)--January 22, 2015--Western Alliance Bancorporation (NYSE:WAL) (the "Company") announced today its financial results for the fourth quarter 2014.
Fourth Quarter 2014 Highlights:

•	Net income of $40.4 million, compared to $40.9 million for the third quarter 2014, and $31.4 million for the fourth quarter 2013

•	Earnings per share of $0.46, compared to $0.46 per share in the third quarter 2014, and $0.36 per share in the fourth quarter 2013

•	Pre-tax, pre-provision operating earnings of $52.0 million, up from $51.8 million in third quarter 2014, and up 18.6% from $43.8 million in fourth quarter 2013[1]

•	Net interest margin of 4.44%, compared to 4.43% in the third quarter 2014, and 4.44% in the fourth quarter 2013

•	Total loans of $8.40 billion, an increase of $469 million from September 30, 2014, and an increase of $1.60 billion from December 31, 2013

•	Total deposits of $8.93 billion, an increase of $233 million from September 30, 2014, and an increase of $1.09 billion from December 31, 2013

•	Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 1.18% of total assets, from 1.23% at September 30, 2014, and from 1.53% at December 31, 2013

•
Net loan recoveries (annualized) to average loans outstanding of 0.04%, compared to 0.15% in the third quarter 2014, and net loan charge-offs (annualized) to average loans of 0.13% in the fourth quarter 2013

•
Tier I Leverage capital of 9.7% and Total Risk-Based Capital ratio of 11.7%, compared to 10.1% and 12.2% at September 30, 2014, respectively, and 9.8% and 12.4% at December 31, 2013, respectively, which was driven by the voluntary redemption of $70.5 million of Small Business Lending Fund (SBLF) preferred stock

•	Total equity of $1.00 billion, down $2 million from September 30, 2014 as a result of redemption of the SBLF preferred stock, and up $145 million from December 31, 2013

•	Tangible book value per share, net of tax, of $10.21, up 7.1% from $9.53 at September 30, 2014, and up 29.2% from $7.90 at December 31, 2013

Full Year 2014 Highlights:

•	Net income of $148.0 million, compared to $115.0 million for 2013

•	Return on average assets and return on average tangible common equity of 1.50% and 18.52%, compared to 1.35% and 18.28%, respectively, in 2013

•	Earnings per share of $1.67, compared to $1.31 per share for 2013

•	Net interest margin of 4.42%, compared to 4.39% in 2013

•	Total loan and deposit growth of $1.60 billion and $1.09 billion, respectively, from December 31, 2013

•	Net loan recoveries to average loans outstanding of 0.07%, compared to net loan charge-offs to average loans outstanding of 0.14% in 2013

Financial Performance
“Western Alliance had another strong year with revenue, earnings, loans, and deposits all reaching record levels,” commented Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation.  “Net income for the quarter and the full year were both up nearly 29% to $40.4 million and $148.0 million compared to last year.  Our teams, from lending and deposit officers to office support, deserve credit for their considerable efforts in gaining market share and maintaining margins and efficiency.  Clearly, our focus on developing bankers who are experts in their markets and industries is fueling our success. Additionally, we’ve grown without sacrificing asset quality, with net recoveries for 2014 of 0.07% of loans, compared to net charge-offs of 0.14% in the previous year.”
Income Statement
Net interest income was $102.1 million in the fourth quarter 2014, an increase of $4.0 million, or 4.1%, from $98.1 million in the third quarter 2014, and an increase of $12.1 million, or 13.4%, compared to the fourth quarter 2013. The Company’s net interest margin increased in the fourth quarter 2014 to 4.44%, compared to 4.43% in the third quarter 2014, and remained constant with 4.44% in the fourth quarter 2013. Interest income on the disposition of purchased credit impaired loans was $1.2 million in the fourth quarter 2014, compared to $2.5 million in both the third quarter 2014 and fourth quarter 2013. In addition, other non-recurring payoff gains from organic loans totaled $1.8 million during the fourth quarter 2014.
Operating non-interest income was $6.9 million for the fourth quarter 2014, compared to $5.7 million in the third quarter 2014, and $5.2 million for the fourth quarter 2013.1
Net operating revenue was $109.0 million for the fourth quarter 2014, an increase of $5.3 million compared to $103.7 million for the third quarter 2014, and an increase of $13.8 million compared to $95.2 million for the fourth quarter 2013.1
Operating non-interest expense was $57.0 million for the fourth quarter 2014, compared to $52.0 million for the third quarter 2014, and $51.4 million for the fourth quarter 2013.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 49.4% for the fourth quarter 2014, compared to 47.2% for the third quarter 2014, and an improvement from 51.9% for the fourth quarter 2013.
Non-operating items for the fourth quarter 2014 consisted of a net gain on sales and valuations of repossessed and other assets of $1.1 million, net unrealized gains on assets and liabilities measured at fair value of $1.4 million, and gains on sales of investment securities of $0.4 million.
The Company had 1,131 full-time equivalent employees and 40 offices at December 31, 2014, compared to 1,051 employees and 39 offices at December 31, 2013.
The Company views its pre-tax, pre-provision operating earnings as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the fourth quarter 2014, the Company’s pre-tax, pre-provision operating earnings were $52.0 million, up from $51.8 million in the third quarter 2014, and up 18.6% from $43.8 million in the fourth quarter 2013.1

Balance Sheet
Gross loans totaled $8.40 billion at December 31, 2014, an increase of $469 million from $7.93 billion at September 30, 2014, and an increase of $1.60 billion from $6.80 billion at December 31, 2013. At December 31, 2014, the allowance for credit losses was 1.31% of total loans, compared to 1.38% at September 30, 2014, and 1.47% at December 31, 2013, reflecting an improvement in the Company’s asset quality profile and historical losses.
Deposits totaled $8.93 billion at December 31, 2014, an increase of $233 million from $8.70 billion at September 30, 2014, and an increase of $1.09 billion from $7.84 billion at December 31, 2013. Non-interest bearing deposits were $2.29 billion at December 31, 2014, compared to $2.25 billion at September 30, 2014, and $2.20 billion at December 31, 2013. Non-interest bearing deposits comprised 25.6% of total deposits at December 31, 2014, compared to 25.8% at September 30, 2014, and 28.1% at December 31, 2013. The proportion of savings and money market accounts increased to 43.3% from 42.4% at September 30, 2014, and from 42.2% at December 31, 2013. Certificates of deposit as a percentage of total deposits were 21.5% at December 31, 2014, compared to 22.5% at September 30, 2014, and 20.6% at December 31, 2013. The Company’s ratio of loans to deposits was 94.0% at December 31, 2014, compared to 91.2% at September 30, 2014, and 86.8% at December 31, 2013.
Stockholders’ equity at December 31, 2014 remained constant at $1.00 billion, compared to September 30, 2014 and increased from $856 million at December 31, 2013. There were several significant items that had offsetting effects on stockholders' equity during the fourth quarter 2014, which include: a reduction for the redemption of preferred stock and increases related to at-the-money (ATM) issuances, exercise of stock options, and unrealized gains on investment securities. In December 2014, the Company redeemed 70,500 shares of its 141,000 outstanding shares of Non-Cumulative Perpetual Preferred Stock, Series B. The shares were redeemed at their liquidation value of $1,000 per share plus accrued dividends for a total redemption price of $70.7 million. In the second quarter 2014, the Company began issuing common stock under a $100 million ATM public offering. During the fourth quarter 2014, we raised $11.2 million in net proceeds from the issuance of 432,256 shares of common stock. In total, during fiscal 2014, we raised $13.7 million in net proceeds from the issuance of 548,122 shares of common stock. Also in the fourth quarter 2014, there were $5.5 million in stock option exercises, resulting in the issuance of 409,429 shares of common stock. Accumulated other comprehensive income increased $7.1 million from September 30, 2014 as a result of unrealized gains on investment securities.
At December 31, 2014, tangible common equity, net of tax, was 8.6% of tangible assets1 and total risk-based capital was 11.7% of risk-weighted assets. The Company’s tangible book value per share1 was $10.21 at December 31, 2014, up 29.2% from December 31, 2013.
Total assets increased 3.0% to $10.60 billion at December 31, 2014 from $10.29 billion at September 30, 2014, and increased 13.9% from $9.31 billion at December 31, 2013.
Asset Quality
The provision for credit losses was $0.3 million for the fourth quarter 2014, compared to $0.4 million in the third quarter 2014, and $4.3 million for the fourth quarter 2013. Net loan recoveries in the fourth quarter 2014 were $0.8 million, or 0.04% of average loans (annualized), compared to 0.15% for the third quarter 2014. Net loan charge-offs for the fourth quarter 2013 were $2.1 million, or 0.13% of average loans (annualized).
Nonaccrual loans decreased $7.4 million to $67.7 million during the quarter. Loans past due 90 days and still accruing interest totaled $5.1 million at December 31, 2014, compared to $3.6 million at September 30, 2014, and $1.5 million at December 31, 2013. Loans past due 30-89 days and still accruing interest totaled $9.8 million at quarter end, down from $16.5 million at September 30, 2014, and down from $13.4 million at December 31, 2013.
As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 20% at December 31, 2014 from 27% at December 31, 2013.1

Segment Highlights
On December 31, 2013, the Company consolidated its three bank subsidiaries under one charter, Western Alliance Bank. As a result, the Company redefined its operating segments to reflect the new organizational and internal reporting structure. Prior year segment information has not been recast to conform to the new segmentation methodology due to the impracticability of restating segments because of the change in legal structure at December 31, 2013. The new operating segments are as follows: Arizona, Nevada, California, Central Business Lines, and Corporate & Other.

The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Arizona, Nevada, and California segments provide full service banking and related services to their respective markets. The Company's Central Business Lines (CBL) segment provides banking services to niche markets. These CBLs are managed centrally and are broader in geographic scope, though still predominately within our core market areas. The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.

Key management metrics for evaluating the performance of the Company's Arizona, Nevada, California, and CBL segments include loan and deposit growth, asset quality, and pre-tax income.

Arizona reported a gross loan balance of $2.34 billion at December 31, 2014, an increase of $137 million during the quarter, and an increase of $317 million during the twelve months ended December 31, 2014. Deposits were $2.18 billion at December 31, 2014, an increase of $101 million during the quarter, and an increase of $178 million during the twelve months ended December 31, 2014. Pre-tax income was $14.1 million and $58.8 million for the three and twelve months ended December 31, 2014, respectively.

Nevada reported a gross loan balance of $1.67 billion at December 31, 2014, a decrease of $11 million during the quarter, and a decrease of $86 million during the twelve months ended December 31, 2014. Deposits were $3.23 billion at December 31, 2014, an increase of $37 million during the quarter, and an increase of $308 million during the twelve months ended December 31, 2014. Pre-tax income was $18.9 million and $74.3 million for the three and twelve months ended December 31, 2014, respectively.

California reported a gross loan balance of $1.75 billion at December 31, 2014, an increase of $26 million during the quarter, and an increase of $137 million during the twelve months ended December 31, 2014. Deposits were $2.33 billion at December 31, 2014, a decrease of $21 million during the quarter, and an increase of $384 million during the twelve months ended December 31, 2014. Pre-tax income was $14.6 million and $52.3 million for the three and twelve months ended December 31, 2014, respectively.

CBL reported a gross loan balance of $2.59 billion at December 31, 2014, an increase of $325 million during the quarter, and an increase of $1.24 billion during the twelve months ended December 31, 2014. Deposits were $947 million at December 31, 2014, an increase of $41 million during the quarter, and an increase of $179 million during the twelve months ended December 31, 2014. Pre-tax income was $11.9 million and $33.6 million for the three and twelve months ended December 31, 2014, respectively.
Attached to this press release is summarized financial information for the quarter ended December 31, 2014.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2014 financial results at 12:00 p.m. ET on Friday, January 23, 2015. Participants may access the call by dialing 1-888-317-6003 and using passcode: 2324705 or via live audio webcast using the website link: http://services.choruscall.com/links/wal150123.html. The webcast is also available via the Company’s website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET January 23rd through February 24th at 9:00 a.m. ET by dialing 1-877-344-7529 passcode: 10057230.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Early Adoption of Accounting Standards
Effective as of the first quarter 2014, the Company elected early adoption of Accounting Standards Codification 323-740, an amended Financial Accounting Standards Board standard related to accounting for low income housing tax credit investments. Under this amended standard, the amortization of the investment may now be calculated under the proportional amortization method and is included in income tax expense rather than as a separate line item in non-interest income. Prior period amounts have been adjusted to reflect the adoption of this new accounting guidance, which has resulted in an increase in non-interest income and income tax expense. See the supplemental schedule at the end of the Company's Q1 2014 press release for additional detail on the impact that adoption of this standard has had on prior period financial information.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding guidance, outlook or expectations relating to our business, financial and operating results, and future economic performance. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
Driving growth in assets and earnings, top-performing, Phoenix-based Western Alliance Bancorporation (NYSE:WAL) has more than $10 billion in assets and is one of the fastest growing bank holding companies in the U.S.  Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior, personalized services and a full spectrum of deposit, lending, treasury management and online banking products and services. Western Alliance Bank operates through these full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, First Independent Bank (Nevada) and Torrey Pines Bank (California). The company also serves business customers through a robust national platform of specialized financial services including Alliance Association Bank, Western Alliance Corporate Finance, Western Alliance Equipment Finance, Western Alliance Public Finance, Western Alliance Resort Finance, and Western Alliance Warehouse Lending. For more information visit westernalliancebancorp.com.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 15

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2014	2013	Change %	2014	2013	Change %

Selected Balance Sheet Data:
(dollars in millions)
Total assets	$10,600.5	$9,307.4	13.9%
Loans, net of deferred fees	8,398.3	6,801.4	23.5
Securities and money market investments	1,547.8	1,689.6	(8.4)
Total deposits	8,931.0	7,838.2	13.9
Borrowings	390.3	341.1	14.4
Junior subordinated debt	40.4	41.9	(3.6)
Stockholders' equity	1,000.9	855.5	17.0

Selected Income Statement Data:
(dollars in thousands)
Interest income	$110,151	$97,582	12.9%	$416,379	$362,655	14.8%
Interest expense	8,006	7,601	5.3	31,486	29,760	5.8
Net interest income	102,145	89,981	13.5	384,893	332,895	15.6
Provision for credit losses	300	4,300	(93.0)	4,726	13,220	(64.3)
Net interest income after provision for credit losses	101,845	85,681	18.9	380,167	319,675	18.9
Non-interest income	8,607	1,557	NM	25,441	22,247	14.4
Non-interest expense	55,932	51,131	9.4	208,109	196,266	6.0
Income from continuing operations before income taxes	54,520	36,107	51.0	197,499	145,656	35.6
Income tax expense	14,111	3,992	NM	48,390	29,830	62.2
Income from continuing operations	40,409	32,115	25.8	149,109	115,826	28.7
Loss on discontinued operations, net of tax	—	(701)	(100.0)	(1,158)	(861)	34.5
Net income	$40,409	$31,414	28.6	$147,951	$114,965	28.7
Diluted net income per common share from continuing operations	$0.46	$0.37	24.3	$1.69	$1.32	28.0
Diluted net loss per common share from discontinued operations, net of tax	$—	$(0.01)		$(0.02)	$(0.01)
Diluted net income per common share	$0.46	$0.36	27.8	$1.67	$1.31	27.5

Common Share Data:
Diluted net income per common share	$0.46	$0.36	27.8%	$1.67	$1.31	27.5%
Book value per common share	$10.49	$8.20	27.9
Tangible book value per share, net of tax (1)	$10.21	$7.90	29.2
Average shares outstanding (in thousands):
Basic	87,279	85,939	1.6%	86,693	85,682	1.2%
Diluted	87,987	86,877	1.3	87,506	86,541	1.1
Common shares outstanding	88,691	87,186	1.7

(1) See Reconciliation of Non-GAAP Financial Measures.
NM: Percentage change greater than 100% is not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited

	At or for the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2014	2013	Change %	2014	2013	Change %

Selected Performance Ratios:
Return on average assets (1)	1.56%	1.38%	13.0%	1.50%	1.35%	11.1%
Return on average tangible common equity (2)	18.15	18.33	(1.0)	18.52	18.28	1.3
Net interest margin (1)	4.44	4.44	—	4.42	4.39	0.7
Net interest spread	4.31	4.28	0.7	4.29	4.24	1.2
Efficiency ratio - tax equivalent basis (2)	49.38	51.92	(4.9)	49.22	52.50	(6.2)
Loan to deposit ratio	94.04	86.77	8.4

Capital Ratios:
Tangible equity (2)	9.2%	8.9%	3.4%
Tangible common equity (2)	8.6	7.4	16.2
Tier 1 common equity (2)	9.3	8.8	5.7
Tier 1 Leverage ratio (3)	9.7	9.8	(1.0)
Tier 1 Risk Based Capital (3)	10.5	11.1	(5.4)
Total Risk Based Capital (3)	11.7	12.4	(5.6)

Asset Quality Ratios:
Net (recoveries) charge-offs to average loans outstanding (1)	(0.04)%	0.13%	(130.8)%	(0.07)%	0.14%	(150.0)%
Nonaccrual loans to gross loans	0.81	1.11	(27.0)
Nonaccrual loans and repossessed assets to total assets	1.18	1.53	(22.9)
Loans past due 90 days and still accruing to total loans	0.06	0.02	200.0
Allowance for credit losses to gross loans	1.31	1.47	(10.9)
Allowance for credit losses to nonaccrual loans	162.90	132.20	23.2

(1) Annualized for the three-month periods ended December 31, 2014 and 2013.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until the Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(dollars in thousands)
Interest income:
Loans	$99,099	$86,902	$370,922	$326,714
Investment securities	10,455	10,137	43,209	34,403
Federal funds sold and other	597	543	2,248	1,538
Total interest income	110,151	97,582	416,379	362,655
Interest expense:
Deposits	5,245	4,442	20,012	16,335
Borrowings	2,314	2,717	9,720	11,602
Junior subordinated debt	447	442	1,754	1,823
Total interest expense	8,006	7,601	31,486	29,760
Net interest income	102,145	89,981	384,893	332,895
Provision for credit losses	300	4,300	4,726	13,220
Net interest income after provision for credit losses	101,845	85,681	380,167	319,675
Non-interest income:
Service charges	2,750	2,512	10,451	9,920
Bank owned life insurance	1,464	905	4,508	4,809
Gains (losses) on sales of investment securities, net	373	342	757	(1,195)
Unrealized gains (losses) on assets and liabilities measured at fair value, net	1,357	(2,618)	1,212	(6,483)
Bargain purchase gain	—	—	—	10,044
Loss on extinguishment of debt	—	(1,387)	(502)	(1,387)
Other	2,663	1,803	9,015	6,539
Total non-interest income	8,607	1,557	25,441	22,247
Non-interest expenses:
Salaries and employee benefits	33,094	30,071	126,630	113,434
Occupancy	4,682	4,626	18,192	19,126
Legal, professional and directors' fees	3,425	4,623	14,278	13,633
Insurance	2,386	1,744	8,862	8,094
Data Processing	1,997	2,040	9,181	7,952
Loan and repossessed asset expenses	1,553	793	4,721	4,246
Customer service	866	860	3,082	2,897
Marketing	857	619	2,300	2,581
Intangible amortization	281	597	1,461	2,388
Net gain on sales and valuations of repossessed and other assets	(1,102)	(2,153)	(5,421)	(2,387)
Merger / restructure expense	—	1,919	198	5,752
Other	7,893	5,392	24,625	18,550
Total non-interest expense	55,932	51,131	208,109	196,266
Income from continuing operations before income taxes	54,520	36,107	197,499	145,656
Income tax expense	14,111	3,992	48,390	29,830
Income from continuing operations	$40,409	$32,115	$149,109	$115,826
Loss from discontinued operations, net of tax	—	(701)	(1,158)	(861)
Net income	$40,409	$31,414	$147,951	$114,965
Preferred stock dividends	329	352	1,387	1,410
Net income available to common stockholders	$40,080	$31,062	$146,564	$113,555

Diluted net income per share	$0.46	$0.36	$1.67	$1.31

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(in thousands, except per share data)
Interest income:
Loans	$99,099	$94,436	$90,583	$86,804	$86,902
Investment securities	10,455	10,535	10,894	11,325	10,137
Federal funds sold and other	597	583	496	572	543
Total interest income	110,151	105,554	101,973	98,701	97,582
Interest expense:
Deposits	5,245	5,172	4,930	4,665	4,442
Borrowings	2,314	1,866	2,702	2,838	2,717
Junior subordinated debt	447	443	443	421	442
Total interest expense	8,006	7,481	8,075	7,924	7,601
Net interest income	102,145	98,073	93,898	90,777	89,981
Provision for credit losses	300	419	507	3,500	4,300
Net interest income after provision for credit losses	101,845	97,654	93,391	87,277	85,681
Non-interest income:
Service charges	2,750	2,434	2,737	2,530	2,512
Bank owned life insurance	1,464	1,136	959	949	905
Gains (losses) on sales of investment securities, net	373	181	(163)	366	342
Unrealized gains (losses) on assets and liabilities measured at fair value, net	1,357	896	235	(1,276)	(2,618)
Loss on extinguishment of debt	—	(502)	—	—	(1,387)
Other	2,663	2,081	2,005	2,266	1,803
Total non-interest income	8,607	6,226	5,773	4,835	1,557
Non-interest expenses:
Salaries and employee benefits	33,094	32,230	31,751	29,555	30,071
Occupancy	4,682	4,500	4,328	4,682	4,626
Legal, professional, and directors' fees	3,425	3,022	4,192	3,639	4,623
Insurance	2,386	1,996	2,087	2,393	1,744
Data Processing	1,997	2,109	2,401	2,674	2,040
Loan and repossessed asset expenses	1,553	1,007	927	1,234	793
Customer service	866	888	708	620	860
Marketing	857	378	506	559	619
Intangible amortization	281	281	302	597	597
Net (gain) loss on sales and valuations of repossessed and other assets	(1,102)	(1,956)	184	(2,547)	(2,153)
Merger / restructure expense	—	15	26	157	1,919
Other	7,893	5,542	5,004	6,186	5,392
Total non-interest expense	55,932	50,012	52,416	49,749	51,131
Income from continuing operations before income taxes	54,520	53,868	46,748	42,363	36,107
Income tax expense	14,111	12,949	10,706	10,624	3,992
Income from continuing operations	$40,409	$40,919	$36,042	$31,739	$32,115
Loss from discontinued operations, net of tax	—	—	(504)	(654)	(701)
Net income	$40,409	$40,919	$35,538	$31,085	$31,414
Preferred stock dividends	329	353	352	353	352
Net Income available to common stockholders	$40,080	$40,566	$35,186	$30,732	$31,062

Diluted net income per share	$0.46	$0.46	$0.40	$0.35	$0.36

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(in millions)
Assets:
Cash and due from banks	$164.4	$258.8	$379.3	$354.8	$305.5
Securities purchased under agreement to resell	—	—	—	111.1	—
Cash and cash equivalents	164.4	258.8	379.3	465.9	305.5

Securities and money market investments	1,547.8	1,597.3	1,606.7	1,671.2	1,689.6
Loans held for investment:
Commercial	3,531.9	3,292.1	3,027.7	2,723.4	2,478.2
Commercial real estate - non-owner occupied	2,058.6	1,998.9	1,940.0	1,849.2	1,841.1
Commercial real estate - owner occupied	1,734.6	1,621.9	1,605.0	1,606.2	1,561.9
Construction and land development	754.2	677.1	612.4	553.7	535.7
Residential real estate	298.9	316.9	328.1	344.9	350.3
Consumer	32.6	33.0	40.9	38.3	43.1
Deferred fees, net	(12.5)	(10.5)	(9.6)	(7.1)	(8.9)
Gross loans and deferred fees, net	8,398.3	7,929.4	7,544.5	7,108.6	6,801.4
Allowance for credit losses	(110.2)	(109.2)	(105.9)	(103.9)	(100.1)
Loans, net	8,288.1	7,820.2	7,438.6	7,004.7	6,701.3

Premises and equipment, net	113.8	112.1	109.6	106.6	105.6
Other assets acquired through foreclosure, net	57.1	51.8	59.3	56.5	66.7
Bank owned life insurance	142.0	143.2	142.5	141.5	140.6
Goodwill and other intangibles, net	25.9	26.2	26.5	26.8	27.4
Other assets	261.4	279.2	261.1	273.4	270.7
Total assets	$10,600.5	$10,288.8	$10,023.6	$9,746.6	$9,307.4
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$2,288.0	$2,246.7	$2,278.8	$2,093.6	$2,200.0
Interest bearing:
Demand	854.9	809.4	794.8	750.4	709.8
Savings and money market	3,869.7	3,685.0	3,637.4	3,672.3	3,310.4
Time certificates	1,918.4	1,956.5	1,758.5	1,632.7	1,618.0
Total deposits	8,931.0	8,697.6	8,469.5	8,149.0	7,838.2
Customer repurchase agreements	54.9	53.0	53.7	57.4	71.2
Total customer funds	8,985.9	8,750.6	8,523.2	8,206.4	7,909.4
Securities sold short	—	—	—	109.8	—
Borrowings	390.3	330.8	337.5	342.8	341.1
Junior subordinated debt	40.4	41.8	42.7	42.8	41.9
Accrued interest payable and other liabilities	183.0	162.5	162.5	150.0	159.5
Total liabilities	9,599.6	9,285.7	9,065.9	8,851.8	8,451.9
Stockholders' Equity
Common stock and additional paid-in capital	828.3	807.2	803.4	795.3	797.2
Preferred stock	70.5	141.0	141.0	141.0	141.0
Retained earnings (accumulated deficit)	85.5	45.4	4.8	(30.4)	(61.2)
Accumulated other comprehensive income (loss)	16.6	9.5	8.5	(11.1)	(21.5)
Total stockholders' equity	1,000.9	1,003.1	957.7	894.8	855.5
Total liabilities and stockholders' equity	$10,600.5	$10,288.8	$10,023.6	$9,746.6	$9,307.4

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(in thousands)
Balance, beginning of period	$109,161	$105,937	$103,899	$100,050	$97,851
Provision for credit losses	300	419	507	3,500	4,300
Recoveries of loans previously charged-off:
Commercial and industrial	1,499	1,053	1,254	922	666
Commercial real estate - non-owner occupied	229	1,226	1,052	83	395
Commercial real estate - owner occupied	43	553	196	477	297
Construction and land development	1,268	182	498	211	273
Residential real estate	261	768	314	553	549
Consumer	64	34	191	170	179
Total recoveries	3,364	3,816	3,505	2,416	2,359
Loans charged-off:
Commercial and industrial	1,743	110	1,039	1,478	621
Commercial real estate - non-owner occupied	—	158	99	160	2,268
Commercial real estate - owner occupied	270	35	230	11	238
Construction and land development	8	—	78	—	686
Residential real estate	377	423	523	406	281
Consumer	211	285	5	12	366
Total loans charged-off	2,609	1,011	1,974	2,067	4,460
Net loan (recoveries) charge-offs	(755)	(2,805)	(1,531)	(349)	2,101
Balance, end of period	$110,216	$109,161	$105,937	$103,899	$100,050

Net (recoveries) charge-offs to average loans outstanding - annualized	(0.04)%	(0.15)%	(0.09)%	(0.02)%	0.13%
Allowance for credit losses to gross loans	1.31	1.38	1.40	1.46	1.47
Nonaccrual loans	$67,659	$75,092	$64,345	$70,401	$75,681
Repossessed assets	57,150	51,787	59,292	56,450	66,719
Loans past due 90 days, still accruing	5,132	3,558	3,001	167	1,534
Loans past due 30 to 89 days, still accruing	9,804	16,500	5,123	11,087	13,425
Classified loans on accrual	90,393	107,776	133,220	125,903	128,586
Special mention loans	97,504	98,265	90,534	117,540	129,965

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended December 31,
	2014			2013
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$7,997.5	$99,099	5.20%	$6,515.2	$86,902	5.48%
Securities (1)	1,574.7	10,455	3.07	1,488.8	10,137	3.11
Federal funds sold and other	217.2	597	1.10	447.5	543	0.49
Total interest earning assets	9,789.4	110,151	4.77	8,451.5	97,582	4.79
Non-interest earning assets
Cash and due from banks	121.3			132.7
Allowance for credit losses	(111.1)			(98.4)
Bank owned life insurance	142.1			140.0
Other assets	450.8			465.6
Total assets	$10,392.5			$9,091.4
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$805.0	$354	0.18%	$676.8	$360	0.21%
Savings and money market	3,767.7	2,789	0.30	3,175.1	2,390	0.30
Time certificates of deposit	1,945.9	2,102	0.43	1,592.4	1,692	0.43
Total interest-bearing deposits	6,518.6	5,245	0.32	5,444.3	4,442	0.33
Short-term borrowings	170.3	1,772	4.16	176.2	137	0.31
Long-term debt	210.1	542	1.03	323.1	2,580	3.19
Junior subordinated debt	41.8	447	4.28	39.5	442	4.48
Total interest-bearing liabilities	6,940.8	8,006	0.46	5,983.1	7,601	0.51
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	2,270.4			2,091.8
Other liabilities	133.6			162.1
Stockholders’ equity	1,047.7			854.4
Total liabilities and stockholders' equity	$10,392.5			$9,091.4
Net interest income and margin		$102,145	4.44%		$89,981	4.44%
Net interest spread			4.31%			4.28%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $6,489 and $3,728 for the fourth quarter 2014 and 2013, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Twelve Months Ended December 31,
	2014			2013
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$7,432.1	$370,922	5.23%	$6,136.2	$326,714	5.43%
Securities (1)	1,607.7	43,209	3.10	1,342.0	34,403	3.07
Federal funds sold & other	230.7	2,248	0.97	409.4	1,538	0.38
Total interest earnings assets	9,270.5	416,379	4.76	7,887.6	362,655	4.77
Non-interest earning assets
Cash and due from banks	133.7			128.5
Allowance for credit losses	(106.1)			(97.5)
Bank owned life insurance	141.9			139.8
Other assets	451.1			441.9
Total assets	$9,891.1			$8,500.3
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$793.1	$1,522	0.19%	$640.1	$1,334	0.21%
Savings and money market	3,616.8	10,852	0.30	2,936.1	8,553	0.29
Time certificates of deposits	1,758.3	7,638	0.43	1,488.0	6,448	0.43
Total interest-bearing deposits	6,168.2	20,012	0.32	5,064.2	16,335	0.32
Short-term borrowings	173.2	2,336	1.35	202.8	1,279	0.63
Long-term debt	265.8	7,384	2.78	323.1	10,323	3.19
Junior subordinated debt	42.3	1,754	4.15	38.1	1,823	4.78
Total interest-bearing liabilities	6,649.5	31,486	0.47	5,628.2	29,760	0.53
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	2,153.7			1,954.2
Other liabilities	123.8			119.4
Stockholders’ equity	964.1			798.5
Total liabilities and stockholders' equity	$9,891.1			$8,500.3
Net interest income and margin		$384,893	4.42%		$332,895	4.39%
Net interest spread			4.29%			4.24%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $24,571 and $13,312 for the twelve months ended December 31, 2014 and 2013, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

	Arizona	Nevada	California	Central Business Lines	Corporate & Other	Consolidated Company
At December 31, 2014	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$2.3	$5.0	$2.5	$—	$1,702.4	$1,712.2
Gross loans and deferred fees, net	2,341.9	1,668.7	1,751.7	2,590.0	46.0	8,398.3
Less: allowance for credit losses	(30.7)	(21.9)	(23.0)	(34.0)	(0.6)	(110.2)
Loans, net	2,311.2	1,646.8	1,728.7	2,556.0	45.4	8,288.1
Other assets acquired through foreclosure, net	15.5	21.0	—	—	20.6	57.1
Goodwill and other intangibles, net	—	25.9	—	—	—	25.9
Other assets	34.8	64.2	21.5	22.9	373.8	517.2
Total assets	$2,363.8	$1,762.9	$1,752.7	$2,578.9	$2,142.2	$10,600.5
Liabilities:
Deposits (1)	$2,178.0	$3,230.6	$2,328.5	$946.6	$247.3	$8,931.0
Borrowings	—	—	—	—	390.3	390.3
Other liabilities	17.4	40.8	9.1	72.4	138.6	278.3
Total liabilities	2,195.4	3,271.4	2,337.6	1,019.0	776.2	9,599.6
Allocated equity	250.8	209.0	197.7	232.9	110.5	1,000.9
Liabilities and stockholders' equity	$2,446.2	$3,480.4	$2,535.3	$1,251.9	$886.7	$10,600.5
Excess funds provided (used)	82.4	1,717.5	782.6	(1,327.0)	(1,255.5)	—

No. of branches	11	18	11	—	—	40
No. of full-time equivalent employees	215	295	227	99	295	1,131

Three Months Ended December 31, 2014:	(in thousands)
Net interest income (expense)	$27,892	$29,674	$26,899	$21,959	$(4,279)	$102,145
Provision for credit losses	192	(1,607)	(717)	2,434	(2)	300
Net interest income (expense) after provision for credit losses	27,700	31,281	27,616	19,525	(4,277)	101,845
Non-interest income	1,119	2,530	1,217	504	3,237	8,607
Non-interest expense	(14,715)	(14,901)	(14,275)	(8,179)	(3,862)	(55,932)
Income (loss) from continuing operations before income taxes	14,104	18,910	14,558	11,850	(4,902)	54,520
Income tax expense (benefit)	5,532	6,617	6,121	4,444	(8,603)	14,111
Net income (loss)	$8,572	$12,293	$8,437	$7,406	$3,701	$40,409

Twelve Months Ended December 31, 2014:	(in thousands)
Net interest income (expense)	$112,128	$117,508	$100,223	$71,010	$(15,976)	$384,893
Provision for (recovery of) credit losses	2,083	(7,542)	(1,638)	11,365	458	4,726
Net interest income (expense) after provision for credit losses	110,045	125,050	101,861	59,645	(16,434)	380,167
Non-interest income	3,713	9,410	4,394	1,742	6,182	25,441
Non-interest expense	(54,986)	(60,149)	(53,914)	(27,804)	(11,256)	(208,109)
Income (loss) from continuing operations before income taxes	58,772	74,311	52,341	33,583	(21,508)	197,499
Income tax expense (benefit)	23,053	26,009	22,007	12,594	(35,273)	48,390
Income (loss) from continuing operations	35,719	48,302	30,334	20,989	13,765	149,109
Loss from discontinued operations, net	—	—	—	—	(1,158)	(1,158)
Net income (loss)	$35,719	$48,302	$30,334	$20,989	$12,607	$147,951

(1) Certain centrally-managed deposits from prior periods were re-allocated to specific regions to conform to current presentation.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

Pre-Tax, Pre-Provision Operating Earnings by Quarter
	Three Months Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(in thousands)
Total non-interest income	$8,607	$6,226	$5,773	$4,835	$1,557
Less:
Gains (losses) on sales of investment securities, net	373	181	(163)	366	342
Unrealized gains (losses) on assets and liabilities measured at fair value, net	1,357	896	235	(1,276)	(2,618)
Loss on extinguishment of debt	—	(502)	—	—	(1,387)
Total operating non-interest income	6,877	5,651	5,701	5,745	5,220
Add: net interest income	102,145	98,073	93,898	90,777	89,981
Net operating revenue (1)	$109,022	$103,724	$99,599	$96,522	$95,201

Total non-interest expense	$55,932	$50,012	$52,416	$49,749	$51,131
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(1,102)	(1,956)	184	(2,547)	(2,153)
Merger / restructure expense	—	15	26	157	1,919
Total operating non-interest expense (1)	$57,034	$51,953	$52,206	$52,139	$51,365

Pre-tax, pre-provision operating earnings (2)	$51,988	$51,771	$47,393	$44,383	$43,836

Tangible Common Equity
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(dollars and shares in thousands)
Total stockholders' equity	$1,000,928	$1,003,122	$957,664	$894,805	$855,498
Less: goodwill and intangible assets	25,913	26,194	26,475	26,777	27,374
Total tangible stockholders' equity	975,015	976,928	931,189	868,028	828,124
Less: preferred stock	70,500	141,000	141,000	141,000	141,000
Total tangible common equity	904,515	835,928	790,189	727,028	687,124
Add: deferred tax - attributed to intangible assets	1,006	1,138	1,138	1,243	1,452
Total tangible common equity, net of tax	$905,521	$837,066	$791,327	$728,271	$688,576
Total assets	$10,600,498	$10,288,824	$10,023,587	$9,746,624	$9,307,342
Less: goodwill and intangible assets, net	25,913	26,194	26,475	26,777	27,374
Tangible assets	10,574,585	10,262,630	9,997,112	9,719,847	9,279,968
Add: deferred tax - attributed to intangible assets	1,006	1,138	1,138	1,243	1,452
Total tangible assets, net of tax	$10,575,591	$10,263,768	$9,998,250	$9,721,090	$9,281,420
Tangible equity ratio (3)	9.2%	9.5%	9.3%	8.9%	8.9%
Tangible common equity ratio (3)	8.6%	8.2%	7.9%	7.5%	7.4%
Common shares outstanding	88,691	87,849	87,774	87,554	87,186
Tangible book value per share, net of tax (4)	$10.21	$9.53	$9.02	$8.32	$7.90

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

Efficiency Ratio by Quarter
	Three Months Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(in thousands)
Total operating non-interest expense	$57,034	$51,953	$52,206	$52,139	$51,365
Divided by: total net interest income	102,145	98,073	93,898	90,777	89,981
Add:
Tax equivalent interest adjustment	6,489	6,348	6,029	5,705	3,728
Operating non-interest income	6,877	5,651	5,701	5,745	5,220
	$115,511	$110,072	$105,628	$102,227	$98,929
Efficiency ratio - tax equivalent basis (5)	49.4%	47.2%	49.4%	51.0%	51.9%

Efficiency Ratio
	Twelve Months Ended December 31,
	2014	2013
	(in thousands)
Total operating non-interest expense	$213,332	$192,901
Divided by: total net interest income	384,893	332,895
Add:
Tax equivalent interest adjustment	24,571	13,312
Operating non-interest income	23,974	21,230
	$433,438	$367,437
Efficiency ratio - tax equivalent basis (5)	49.2%	52.5%

Tier 1 Common Equity
	December 31,
	2014	2013
	(in thousands)
Stockholders' equity	$1,000,928	$855,498
Less:
Accumulated other comprehensive income (loss)	16,639	(21,546)
Non-qualifying goodwill and intangibles	24,907	25,991
Other non-qualifying assets	—	—
Disallowed unrealized losses on equity securities	296	8,059
Add: qualifying trust preferred securities	48,192	48,485
Tier 1 capital (regulatory) (6) (9)	1,007,278	891,479
Less:
Qualifying trust preferred securities	48,192	48,485
Preferred stock	70,500	141,000
Estimated Tier 1 common equity (7) (9)	$888,586	$701,994
Divided by: estimated risk-weighted assets (regulatory (7) (9)	$9,567,379	$8,016,500
Tier 1 common equity ratio (7) (9)	9.3%	8.8%

Tier 1 Capital
	December 31,
	2014	2013
	(in thousands)
Classified assets	$225,739	$270,375
Divide: Tier 1 capital (regulatory) (6) (9)	1,007,278	891,479
Plus: Allowance for credit losses	110,216	100,050
Total Tier 1 capital plus allowance for credit losses	$1,117,494	$991,529
Classified assets to Tier 1 capital plus allowance (8) (9)	20%	27%

(1) We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3) We believe these non-GAAP ratios provide an important metric with which to analyze and evaluate financial condition and capital strength.
(4) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5) We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6) Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, Tier 1 capital consists of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(7) Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8) We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9) Current quarter is preliminary until Call Reports are filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476